SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 16, 2001
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                       SAVVIS COMMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)

             Delaware                      0-29375               43-1809960
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(State or Other Jurisdiction           (Commission File        (IRS Employer
of Incorporation or Organization)           Number)          Identification No.)


             12851 Worldgate Drive, Herndon, Virginia              20170
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           (Address of Principal Executive Office)               (Zip Code)


       Registrant's telephone number, including area code: (703) 234-8000
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          (Former Name or Former Address, if Changed Since Last Report)


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

ITEM 5. OTHER EVENTS.

        On May 16, 2001, the registrant entered into a Securities Purchase Agreement and certain related agreements and documents (collectively, the "Purchase Documents") with Reuters Holdings Switzerland SA, a societe anonyme organized under the laws of Switzerland ("Reuters"). On that same date, in accordance with the terms of the Purchase Documents, Reuters purchased $10,000,000 aggregate principal amount of the registrant's 12% convertible senior secured notes due 2005 (the "Notes"). Under the terms of the Purchase Documents, Reuters has agreed to purchase additional Notes each month from June 2001 through and including August 2001 in an aggregate amount not to exceed $20 million (not including the Notes purchased on May 16, 2001), subject to a number of closing conditions. In addition, Reuters has agreed to purchase an additional $7.5 million principal amount of Notes in September and an additional $7.5 million principal amount of Notes in October if the transactions contemplated by that certain Asset Purchase Agreement, dated as of May 3, 2001, between Bridge Information Systems, Inc. and certain of its subsidiaries (collectively, "Bridge") and Reuters America Inc. and Reuters S.A. (the "Bridge Purchase Agreement"), providing for the acquisition of certain assets of Bridge by Reuters America Inc. and Reuters S.A., have not been consummated at that time (provided that the Bridge Purchase Agreement has not been terminated) and certain other closing conditions have been satisfied.

        On May 16, 2001, the registrant also executed a side letter granting Reuters and its successors, assigns and affiliates (collectively, the "Reuters Group") the right, for so long as the Reuters Group holds any Notes or preferred stock or common stock comprising or convertible into at least 5% of the registrant's outstanding voting stock, among other things, to (i) designate an observer to attend all meetings of the registrant's board of directors or any committees thereof, and (ii) to nominate and elect such number of directors, but not fewer than one director, equal to the product of the percentage of the voting power of the registrant held by the Reuters Group on a fully-diluted, as-converted basis multiplied by the number of seats on the registrant's board of directors (rounded down to the nearest whole number).

        On May 21, 2001, the registrant entered into a term sheet for a services agreement with Reuters Limited (the "Term Sheet") in connection with the transactions contemplated by the Bridge Purchase Agreement. Under the terms of the Term Sheet, the registrant will provide to Reuters Limited and its affiliates Internet protocol network, Internet access, and co-location services for a period of five years. The Term Sheet also provides that the parties will use their reasonable best efforts to enter into a more detailed agreement providing for the services described in the Term Sheet. The obligations of the parties under the Term Sheet are conditioned upon the completion of the closing of the Bridge Purchase Agreement.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits.

10.1 Securities Purchase Agreement, dated as of May 16, 2001, between the Registrant and Reuters Holdings Switzerland SA.

         10.2 Registration Rights Agreement, dated as of May 16, 2001, between the Registrant and Reuters Holdings Switzerland SA.

         10.3 Missouri Future Advance Deed Of Trust And Security Agreement, dated as of May 11, 2001, between SAVVIS Communications Corporation, a Missouri corporation, Joseph J. Trad, as trustee and Reuters Holdings Switzerland SA.

         10.4 Side Letter, dated May 16, 2001, between the Registrant and Reuters Holdings Switzerland SA.

         10.5+ Services Agreement Term Sheet, dated as of May 21, 2001, between the Registrant and Reuters Limited.

         99.1   Press release, dated May 17, 2001.

         99.2   Press release, dated May 21, 2001.

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+           A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            SAVVIS COMMUNICATIONS CORPORATION



Date: June 4, 2001                          By: /s/ Steven M. Gallant
                                                --------------------------------
                                                Name: Steven M. Gallant
                                                Title: General Counsel

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.              Description
-----------              -----------

10.1 Securities Purchase Agreement, dated as of May 16, 2001, between the Registrant and Reuters Holdings Switzerland SA.

10.2 Registration Rights Agreement, dated as of May 16, 2001, between the Registrant and Reuters Holdings Switzerland SA.

10.3 Missouri Future Advance Deed Of Trust And Security Agreement, dated as of May 11, 2001, between SAVVIS Communications Corporation, a Missouri corporation, Joseph J. Trad, as trustee and Reuters Holdings Switzerland SA.

10.4 Side Letter, dated May 16, 2001, between the Registrant and Reuters Holdings Switzerland SA.

10.5+ Services Agreement Term Sheet, dated as of May 21, 2001, between the Registrant and Reuters Limited.

99.1                     Press release, dated May 17, 2001.

99.2                     Press release, dated May 21, 2001.
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+    A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.